Exhibit 99.2

Precision Optics Corporation, Inc. Announces Pricing of Upsized $10 Million Public Offering of Common Stock

GARDNER, Mass., March 27, 2026 — Precision Optics Corporation, Inc. (NASDAQ: POCI), a leading designer and manufacturer of advanced optical instruments for the medical and defense/aerospace industries, today announced the pricing of its previously announced underwritten public offering of 2,777,777 shares of its common stock at a public offering price of $3.60 per share, before deducting underwriting discounts and commissions and offering expenses.

The oversubscribed offering was led by a mix of existing and new fundamental institutional investors and included participation from directors, officers and executive management of the company including Dr. Joseph N. Forkey, the company’s President, Chief Executive Officer and member of its Board of Directors, Wayne Coll, the company’s Chief Financial Officer, and Joseph Traut, the company’s Chief Operating Officer, who each purchased shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in this offering.

Lucid Capital Markets is acting as the sole book-running manager for the offering.

All of the shares of common stock to be sold in the offering will be sold by the Company. In addition, the Company has granted the underwriter a 45-day option to purchase up to an additional 416,667 shares of its common stock at the public offering price less the underwriting discounts and commissions. The offering is expected to close on or about March 30, 2026, subject to customary closing conditions.

The Company intends to use net proceeds from this offering for working capital and general corporate purposes. The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-280047) filed with the Securities and Exchange Commission (“SEC”) on June 7, 2024, as amended on June 11, 2024, and declared effective by the SEC on June 14, 2024.

A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Precision Optics Corporation

Founded in 1982, Precision Optics is a vertically integrated optics company primarily focused on leveraging its proprietary micro-optics, 3D imaging and digital imaging technologies to the healthcare and defense/aerospace industries by providing services ranging from new product concept through mass manufacture. Utilizing its leading-edge in-house design, prototype, regulatory and fabrication capabilities as well as its Ross Optical division's high volume world-wide sourcing, inspecting and production resources, the Company is able to design and manufacture next-generation product solutions to the most challenging customer requirements. Within healthcare, Precision Optics enables next generation medical device companies around the world to meet the increasing demands of the surgical community who require more enhanced and smaller imaging systems for minimally invasive surgery as well as 3D endoscopy systems to support the rapid proliferation of surgical robotic systems. In addition to these next generation applications, Precision Optics has supplied top tier medical device companies a wide variety of optical products for decades, including complex endocouplers and specialized endoscopes. The Company is also leveraging its technical proficiency in micro-optics to enable leading edge defense/aerospace applications which require the highest quality standards and the optimization of size, weight and power.

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Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, without limitation, the Company’s ability to complete the offering and the use of proceeds of the offering. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the demand for the Company’s products, global supply chains and economic activity in general and other risks and uncertainties identified in the Company’s filings with the SEC. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Company Contact:

PRECISION OPTICS CORPORATION

22 East Broadway

Gardner, Massachusetts 01440-3338

Telephone: 978-630-1800

Investor Contact:

LYTHAM PARTNERS, LLC

Robert Blum

Telephone: 602-889-9700

poci@lythampartners.com

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